Exhibit 99.1 Press Release
Investor Relations Contact:
Crocker Coulson, President
CCG Investor Relations
Tel:   +1-646-213-1915
Email: crocker.coulson@ccgir.com

Elaine Ketchmere, Partner
Tel:   +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web:   www.ccgirasia.com

Puda Coal Receives Resignation and Non-Reliance Letter from Auditor;
Plan of Compliance Submission Deadline Extended; Buy-Out Discussion
Continues

Taiyuan, Shanxi Province, China, July 12, 2011 – By letter dated July 7, 2011, the independent registered public accounting firm of Puda Coal, Inc. (NYSE Amex: PUDA) (the “Company”), Moore Stephens, resigned, effectively immediately.  Moore Stephens served as the Company’s auditor since July 19, 2005.  Moore Stephens also advised the Company that further reliance should no longer be placed on its previously issued audit reports relating to the Company’s financial statements for fiscal years 2009 and 2010.  The resignation and non-reliance advice by Moore Stephens are based on its conclusion that it is no longer able to rely on the representations of the Company’s management received in connection with its audits of the Company’s financial statements for the last two fiscal years.  Moore Stephens believes such management representations are materially inconsistent with the alleged unauthorized transfers of subsidiary ownership by the Company’s Chairman, Mr. Ming Zhao, which are currently subject to the investigation by the Audit Committee.  The Company’s Audit Committee will continue its investigation into the alleged unauthorized transactions.

On June 24, 2011, the Company announced that it received a notice from NYSE Amex (the “Exchange”) regarding the Company’s failure to satisfy certain of the Exchange’s continued listing standards and that it was required to submit a plan of compliance by July 5, 2011 to help regain compliance.  Such submission deadline has been subsequently extended by the Exchange to July 15, 2011.  The Company is currently considering its responses to the Exchange.

On April 29, 2011, the Company announced that it has received a preliminary buy-out proposal from Chairman of the Board, Mr. Ming Zhao and that an Independent Committee of the Board was authorized by the Board to review and evaluate Mr. Zhao’s buy-out proposal and, if appropriate, negotiate its terms and take any other actions in connection therewith.  In addition, the Independent Committee has retained financial advisors in connection with the proposed buy-out.  Mr. Zhao has reiterated his desire to proceed with his proposed buy-out of the Company and has indicated that he will provide a draft merger agreement to the Independent Committee later in the week.  Mr. Zhao has also provided certain documents to the Audit Committee in support of its internal investigation, and has indicated that he will provide additional documentation in the coming days.  Neither the Company nor the Independent Committee can provide any assurances that a transaction will be formally proposed, or that if proposed, a definitive agreement will be executed or approved or that a transaction will be consummated or the timing of such.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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